Exhibit 10.1

Amendment to Option Grant*
(for option awards issued before February 23, 2010)
under the
Enterprise Products 1998 Long-Term Incentive Plan

The undersigned participant (hereinafter, “you” or the “Participant”) hereby acknowledges that the Committee’s current policy is that options that are not vested will be forfeited and cancelled upon the Participant’s termination of employment except where the Participant is terminated due to a Qualifying Termination.  In accordance with such policy, the Participant hereby acknowledges the amendment to his or her Option grant(s) specified below:

Grant Number	Number of Options

(as it/they may be previously amended and/or restated, the “Award Agreement(s)”) under the Enterprise Products 1998 Long-Term Incentive Plan (the “Plan”) as follows:

Notwithstanding any other provisions of the Award Agreement(s), the following capitalized term, as used in the Award Agreement(s) (as amended hereby), shall have the following meaning:

“Qualified Month” means a calendar month during which the Partnership pays a cash distribution to holders of its Common Units.

In addition, the following paragraph is hereby added to the end of the definition of “Qualifying Termination”:

Consent by the Company may require, at the Company’s discretion and without limitation, among other things, whether you (1) have reached age 62 (rather than only age 60), (2) have 10 or more years of credited service as an employee of one or more Affiliated Group member(s), (3) have executed a Retirement Agreement and Release (in such form as the Company may approve from time to time) and (4) otherwise have complied with any related retirement policies of the Affiliated Group member in effect at the time of the effective date of your retirement.  “Affiliated Group” means the Company or any of the Company Affiliates. The term “Company Affiliate” means and includes (i) EPCO Holdings, Inc., (ii) Enterprise Products GP, LLC, (iii) Enterprise Products OLPGP, Inc., (iv) Enterprise Products Partners L.P. (“EPD”), (v) EPE Holdings LLC, (vi) Enterprise GP Holdings L.P. (“EPE”), (vii) Enterprise Products Operating LLC, (viii) DEP Holdings LLC, (ix) Duncan Energy Partners L.P. (“DEP”), (x) the respective subsidiaries or affiliates of any of the foregoing entities, (xi) any other entity (A) which is controlled, directly or indirectly, individually, collectively or in any combination, by the Company or any of the foregoing entities or (B) in which any of the Company or any of the foregoing entities has a direct or indirect ownership interest, (xii) any other entity (a) which is controlled, directly or indirectly, by the Estate of Dan L. Duncan, Deceased, his spouse, his descendants or any trusts for any of their respective benefit, individually, collectively or in any combination, or (b) in which any of them has a direct or indirect ownership interest and (xiii) any predecessors, subsidiaries, related entities, officers, directors, shareholders, parent companies, agents, attorneys, employees, successors, or assigns of any of the foregoing.

All capitalized terms shall have the meaning set forth in the Plan, as amended and/or restated, unless otherwise provided herein.

*Substitute, if applicable, for any prior executed amendment (dated as of the same date) to the Award Agreement(s).  Parties hereby agree that any prior amendment dated as of the same date to the Award Agreement executed by the parties is void and of no force and effect.

[Signature Page Follows]

 This amendment is adopted effective as of February 23, 2010.

ENTERPRISE PRODUCTS COMPANY (formerly EPCO, Inc.)	PARTICIPANT:

Signature	Signature
Title:	Title:
Date: February 23, 2010	Date:

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